Exhibit 99.1
                SJW CORP. ANNOUNCES 2010 ANNUAL AND
                FOURTH QUARTER FINANCIAL RESULTS
                   (Dated: February 22, 2011)

     SAN JOSE, CA -- (BUSINESS WIRE) -- SJW Corp. (NYSE: SJW) today reported operating revenue for the year ended December 31, 2010 of $215.6 million versus $216.1 million for the year ended December 31, 2009, a decrease of $0.5 million. The decrease in revenue was primarily attributable to a decline in customer water usage of $5.5 million, partially offset by cumulative rate increases of $5.0 million.

     Net income was $24.4 million for the year ended December 31, 2010, compared to $15.2 million for the year ended December 31, 2009. Diluted earnings per common share for the year ended December 31, 2010 were $1.30, compared to $0.81 per share in 2009. The Company sold 907,392 shares of California Water Service Group stock during the year ended December 31, 2010, which contributed $0.60 per share to results. No sales of California Water Service Group stock occurred during the same period in 2009.

     Water production costs for the year ended December 31, 2010 were $76.6 million versus $83.5 million in 2009, a decrease of $6.9 million. The decline in water production costs is primarily attributable to $4.6 million in lower customer water usage and $3.0 million in savings due to greater surface water supply, offset by $0.7 million in higher per unit costs paid for power.

     Operating expenses, excluding water production costs and income taxes, for the year ended December 31, 2010 were $101.0 million versus $92.9 million for 2009, an increase of $8.1 million. This increase was primarily attributable to an impairment loss of $3.6 million in 2010 on a real estate investment in Tennessee, $2.7 million in higher depreciation and amortization, $2.4 million in administrative and general expenses largely related to higher benefit, salary and pension costs, and $0.9 million in other operating expenses, offset by a decrease of $0.9 million in maintenance expenses and $0.6 million in taxes other than income tax expense. Income tax expense decreased $1.3 million for the year ended December 31, 2010 to $9.0 million from $10.3 million for the year ended December 31, 2009 as a result of the tax benefit recognized on the impairment of our real estate investment. Total operating expense, including water production costs, for the year ended December 31, 2010 was $186.5 million, compared to total operating expense of $186.7 million in 2009.


Fourth Quarter Financial Results
--------------------------------

     Operating revenue for the fourth quarter ended December 31, 2010 was $50.8 million versus $48.6 million for the same period in 2009, an increase of $2.2 million. The increase was attributable to $1.2 million in cumulative rate increases, $0.6 million in higher customer water usage, $0.3 million in higher revenue from real estate operations and $97,000 from new customers.

     Net income was $8.1 million for the fourth quarter ended December 31, 2010, compared to $2.6 million for the same period in 2009. Diluted earnings per common share were $0.43 for the quarter ended December 31, 2010, compared to $0.14 per share for the same period in 2009. The Company sold 684,280 shares of California Water Service Group stock during the fourth quarter ended December 31, 2010, which contributed $0.46 per share to results. No sales of California Water Service Group stock occurred during the same period in 2009.

     Water production costs for the fourth quarter of 2010 were $18.0 million versus $17.4 million for the same period in 2009, an increase of $0.6 million. Higher customer water usage and decreased surface water supply contributed to the increase.

     Operating expenses, excluding water production costs and income taxes, for the fourth quarter of 2010 were $29.2 million versus $23.4 million for the same period in 2009, an increase of $5.8 million. This was attributable to increases of $3.6 million of impairment loss on a real estate investment in Tennessee, $1.4 million in administrative and general expenses, $617,000 in depreciation and amortization, $328,000 in other operating expenses, and $103,000 in taxes other than income tax expense, partially offset by a decrease of $208,000 in maintenance expenses. Income tax expense decreased $1.8 million for the fourth quarter in 2010 to a benefit of $321,000 from $1.5 million in expense for the same period in 2009 due to the tax benefit recognized on the real estate investment impairment loss. Total operating expense for the quarter ended December 31, 2010, was $47.0 million compared to $42.3 million in the period ended December 31, 2009.

     Other comprehensive loss in 2010 was $10.8 million and $8.2 million, net of tax, for the full year and fourth quarter of 2010, respectively, due to a change in the market value of the investment in California Water Service Group of $44,000 and the recognition of unrealized holding gains of $10.8 million that were reclassified out of accumulated other comprehensive income due to the sale of California Water Service Group stock.

     SJW Corp. management will discuss the annual and fourth quarter results in a webcast presentation available to interested parties from the Company's website, www.sjwater.com, at 10:00 A.M. Pacific Time on Wednesday, February 23, 2011. The webcast will be accessible until April 25, 2011.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc., Texas Water Alliance Limited, and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW
Land Company owns and operates commercial real estate investments.




This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality and other factors. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


                                  SJW CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           AND COMPREHENSIVE INCOME
                                 (UNAUDITED)
                     (in thousands, except per share data)

                                      THREE MONTHS            TWELVE MONTHS
                                    ENDED DECEMBER 31       ENDED DECEMBER 31
                                     2010        2009        2010        2009
                                  -------------------------------------------
OPERATING REVENUE                 $50,752      48,556    $215,638     216,097

OPERATING EXPENSE:
  Operation:
    Purchased water                 9,829       9,753      43,557      45,317
    Power                           1,579       1,339       6,429       6,582
    Groundwater extraction charge   6,645       6,360      26,614      31,635
                                  -------------------------------------------
    Total water production costs   18,053      17,452      76,600      83,534

    Administrative and general      8,225       6,824      30,134      27,658
    Other                           4,968       4,640      18,752      17,861
  Maintenance                       3,282       3,490      12,242      13,172
  Taxes other than income           2,088       1,985       7,907       8,549
  Depreciation and amortization     7,068       6,451      28,331      25,643
  Impairment on real estate
    investment                      3,597           -       3,597           -
  Income taxes                       (321)      1,469       8,964      10,280
                                  -------------------------------------------
Total operating expense            46,960      42,311     186,527     186,697
                                  -------------------------------------------
OPERATING INCOME                    3,792       6,245      29,111      29,400

Gain on sale of California
    Water Service
  Group stock, net of taxes of
    $5,945 and $7,776 in 2010       8,555           -      11,190           -
Interest on long-term debt and
  other                            (4,229)     (3,625)    (15,895)    (14,229)
                                  -------------------------------------------
NET INCOME                        $ 8,118       2,620    $ 24,406      15,171
                                  ===========================================
Other comprehensive loss, net     $(8,220)     (1,375)   $(10,828)     (6,236)
                                  -------------------------------------------
COMPREHENSIVE INCOME/(LOSS)       $  (102)      1,245    $ 13,578       8,935
                                  ===========================================

Earnings per share
  -Basic                          $  0.45        0.14    $   1.32        0.82
  -Diluted                           0.43        0.14        1.30        0.81


Dividends per share               $  0.17        0.17    $   0.68        0.66

Weighted average shares
  outstanding
  -Basic                       18,541,194  18,498,920  18,531,458  18,486,536
  -Diluted                     18,754,884  18,703,127  18,742,315  18,680,458



                                  SJW CORP.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
                                (in thousands)

                                                   DECEMBER 31   DECEMBER 31
ASSETS                                                    2010          2009
UTILITY PLANT:                                     -------------------------
  Land                                              $    8,579      $  8,558
  Depreciable plant and equipment                    1,004,689       913,071
  Construction in progress                              10,103        11,119
  Intangible assets                                     13,538        11,278
                                                    ------------------------
      Total utility plant                            1,036,909       944,026
Less accumulated depreciation and amortization         322,102       298,921
                                                    ------------------------
      Net utility plant                                714,807       645,105
REAL ESTATE INVESTMENT:                                 88,943        88,000
Less accumulated depreciation and amortization           8,854         7,188
                                                    ------------------------
      Net real estate investment                        80,089        80,812
                                                    ------------------------
CURRENT ASSETS:
  Cash and equivalents                                   1,730         1,416
  Accounts receivable and accrued unbilled
    utility revenue                                     33,835        24,004
  Prepaid expenses and other                             2,462         2,590
                                                    ------------------------
      Total current assets                              38,027        28,010
                                                    ------------------------
OTHER ASSETS:
  Investment in California Water Service Group           7,177        40,500
  Debt issuance costs, net of accumulated amortization   4,308         3,098
  Regulatory assets                                     87,721        78,525
  Other                                                  3,233         2,424
                                                    ------------------------
                                                       102,439       124,547
                                                    ------------------------
                                                    $  935,362      $878,474
                                                    ========================

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
    Common stock                                    $    9,662      $  9,635
    Additional paid-in capital                          23,443        22,046
    Retained earnings                                  219,568       207,888
    Accumulated other comprehensive income               2,359        13,187
                                                    ------------------------
        Total shareholders' equity                     255,032       252,756
    Long-term debt, less current portion               295,704       246,879
                                                    ------------------------
        Total capitalization                           550,736       499,635
                                                    ------------------------
CURRENT LIABILITIES:
    Line of credit                                       4,000         5,800
    Current portion of long-term debt                    1,133         1,081
    Accrued groundwater extraction charge and
      purchased water                                    4,359         4,496
    Purchased power                                        495           486
    Accounts payable                                     5,487         6,562
    Accrued interest                                     5,244         4,979
    Other current liabilities                            8,437         8,554
                                                    ------------------------
        Total current liabilities                       29,155        31,958

DEFERRED INCOME TAXES AND CREDITS                      107,961       102,381
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                               190,155       190,506
POSTRETIREMENT BENEFIT PLANS                            50,213        47,484
OTHER NONCURRENT LIABILITIES                             7,142         6,510
                                                    ------------------------

                                                    $  935,362      $878,474
                                                    ========================